MALKEWICZ HUENI
                                                                      ASSOCIATES


April 13, 1999


Kruse, Landa & Maycock, L.L.C.
50 West Broadway 8th Floor
Salt Lake City, Utah  84101-2034


We consent to the use of our report respecting Foreland Corporation's (the "Company"), properties and the discussion of such report as contained in the Company's annual report on Form 10-K for the year ended December 31, 1998 and to the incorporation by reference of such report as it is referred to in the Company's annual report to the Registration Statements on Form S-3, SEC File Nos. 333-19063 and 333-03779 and 333-49471 and the Registration Statement on Form S-8, SEC File Nos. 333-45025.


Sincerely,

Malkewicz Hueni Associates, Inc.


/s/
Gregory B. Hueni
Vice President



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